EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
January 18, 2011	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017) or
Tom Vann (CEO) 252-940-4916
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports December 31, 2010 Quarterly
and Year End Operating Results

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter and year ended December 31, 2010.

The Company reported a net operating loss of $6.5 million for the 2010 fourth quarter, compared to net income of $1.0 million for the linked 2010 third quarter, and $1.5 million for the comparative 2009 fourth quarter. The net loss per diluted common share was $0.67 for the 2010 fourth quarter, compared to net income per diluted common share of $0.10 for the linked 2010 third quarter and $0.16 for the comparative 2009 fourth quarter.

For the year ended December 31, 2010 the Company reported a net operating loss of $2.4 million, compared to net income of $7.0 million for the year ended December 31, 2009. The net loss per diluted common share was $0.24 for 2010, compared to net income per diluted common share of $0.72 for 2009.

“In the 2010 fourth quarter, we completed an intensive evaluation of the credit quality of the Bank’s loan portfolio and foreclosed properties, and are boosting our loan loss reserves by a significant amount.  In light of the continued economic uncertainty, we recognize the financial stress some of our borrowers are facing.  We feel it is prudent and wise to take a pro-active stance with regards to credit risk management and provision accordingly, so that we can get these problems behind us and move forward in a more positive manner,” said Tom Vann, President and CEO.

“We are moving aggressively from a position of financial strength to deal with our credit quality. Subsequent to these necessary provision charges, our capital levels will remain in excess of the regulatory requirements to be well capitalized.  This will allow the Company to move ahead in a substantive way, and hopefully expected retained earnings over the coming years will recover much of the capital expended by taking these charges,” added Mr. Vann.

 Asset Quality

Non-accrual loans increased to $41.3 million (6.8% of total loans) at December 31, 2010, from $19.2 million (3.0% of total loans) at September 30, 2010.  Other real estate owned increased to $11.6 million at December 31, 2010 from $8.6 million at September 30, 2010, reflecting foreclosure activity net of sales of certain real estate properties during the fourth quarter.  Total nonperforming assets increased to $52.9 million (6.6% of total assets) at December 31, 2010, from $27.8 million (3.4% of total assets) at September 30, 2010.  “While we are encouraged that property values appear to be stabilizing, we will continue to monitor these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

The Bank recorded $13.7 million of provisions for credit losses in the 2010 fourth quarter, compared to $4.0 million in the linked 2010 third quarter and $2.7 million in the comparative 2009 fourth quarter. Credit loss provisions were necessary to replenish net charge-offs and strengthen the allowance for credit losses at levels that management believes is adequate to absorb probable losses in the loan portfolio. The allowance for loan and lease losses (ALLL) increased to $18.8 million at December 31, 2010 (3.0% of total loans), from $8.6 million at September 30, 2010 (1.3% of total loans). Net charge offs were $3.4 million in the 2010 fourth quarter, compared to $3.3 million in the linked 2010 third quarter and $1.5 million in the comparative 2009 fourth quarter.

Bill Wall, executive vice president and chief financial officer stated, “We have taken a conservative posture in our provisioning for credit losses as we continue to aggressively manage problem assets.  We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses”.

Net Interest Income

Net interest income declined to $7.8 million for the 2010 fourth quarter, from $8.7 million for the linked 2010 third quarter and $8.9 million the comparative 2009 fourth quarter. The decline in net interest income in the current quarter has been influenced by the increased level of non-accrual loans. The net interest margin on average earning assets declined similarly to 4.3% for the 2010 fourth quarter, from 4.7% for the linked 2010 third quarter and 4.6% for the comparative 2009 fourth quarter.

Non-Interest Income

Total non-interest income declined to $1.9 million for the 2010 fourth quarter, from $3.4 million for the linked 2010 third quarter and $2.5 million for the comparative 2009 fourth quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) remained relatively consistent at $1.9 million in the 2010 fourth quarter, $2.0 million in the linked 2010 third quarter and $2.1 million in the comparative 2009 fourth quarter.

Net gains recognized from mortgage loan sales declined to $311,000 in the 2010 fourth quarter, from $479,000 in the linked 2010 third quarter and $262,000 in the comparative 2009 fourth quarter.  Net gains recognized from investment and mortgage-backed securities sales declined to $51,000 in the 2010 fourth quarter, from $696,000 in the linked 2010 third quarter and none in the comparative 2009 fourth quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized $597,000 of net losses on the sale of other real estate properties during the 2010 fourth quarter, compared to $40,000 of net gains in the linked 2010 third quarter and $39,000 of net losses in the comparative 2009 fourth quarter.

Non-Interest Expense

Total non-interest expense was $6.7 million for both the 2010 fourth quarter and the linked 2010 third quarter, compared to $6.3 million for 2009 fourth quarter.

The largest component of non-interest expense, compensation and fringe benefits, declined to $3.8 million in the 2010 fourth quarter, from $4.0 million in the linked 2010 third quarter, and $3.6 million in the comparative 2009 fourth quarter, reflecting the Bank’s efforts of managing its human resources cost.

Other noninterest expenses including FDIC insurance premiums, premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective periods.

As a result of the 2010 fourth quarter pre-tax operating loss, the Company recognized a $4.3 million income tax benefit, compared to income tax expense of $424,000 in the linked 2010 third quarter and $872,000 in the comparative 2009 fourth quarter.

Balance Sheet

Total assets declined to $797.2 million at December 31, 2010, from $829.9 million at December 31, 2009. Total loans declined to $606.1 million at December 31, 2010 from $658.7 million at December 31, 2009, reflecting a combination of principal repayments, sales, securitizations and the volume of loans originated during 2010.   Mortgage-backed securities increased to $98.9 million at December 31, 2010, from $97.2 million at December 31, 2009, reflecting the net of sales and securitization of certain mortgage loans during 2010.  Cash and investments increased to $44.4 million at December 31, 2010, from $30.0 million at December 31, 2009, supporting the Bank’s liquidity position.

Total deposits increased to $689.5 million at December 31, 2010, from $688.5 million at December 31, 2009. Borrowings declined to $11.5 million at December 31, 2010, from $37.4 million at December 31, 2009.  During 2010, the Bank repaid a $25.0 million 3.0% fixed-rate FHLB advance.  The cost of funds improved to 1.2% for both the 2010 fourth quarter and the linked 2010 third quarter, from 1.6% for the comparative 2009 fourth quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

Stockholders' equity declined to $79.5 million at December 31, 2010, from $86.2 million at December 31, 2009, reflecting the net effect of the net operating loss, dividend payments and changes in accumulated other comprehensive income.  The equity to assets ratio was 10.0% at December 31, 2010, compared to 10.4% at December 31, 2009.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	December 31	December 31,
	2010	2009*
	(unaudited)

Assets

Cash and due from banks	$14,684,377	$17,758,370
Interest-bearing deposits in financial institutions	29,749,236	11,879,794
Investment securities - available for sale	0	407,317
Mortgage-backed securities - available for sale	98,637,742	96,725,468
Mortgage-backed securities - held for investment	244,836	513,882
Loans and leases receivable, net:
Held for sale	4,464,040	6,548,980
Held for investment	601,610,242	652,106,538
Premises and equipment, net	9,162,538	8,539,759
Other real estate owned	11,616,390	10,561,071
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,474,900	3,889,500
Accrued interest receivable	2,336,527	3,318,141
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,357,659	1,278,688
Identifiable intangible assets	102,180	133,620
Income tax receivable	6,217,679	1,831,598
Prepaid expenses and other assets	9,368,924	10,179,333

Total assets	$797,245,846	$829,890,635

Liabilities and Stockholders' Equity

Deposits:
Demand	$234,501,026	$224,507,362
Savings	24,498,789	23,137,391
Large denomination certificates of deposit	222,578,449	224,198,974
Other time	207,886,450	216,667,331
Total deposits	689,464,714	688,511,058
Borrowed money	11,503,110	37,380,388
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	6,454,818	7,475,085
Total liabilities	717,732,642	743,676,531

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,751,271 and 9,742,296
shares outstanding, respectively	97,513	97,423
Additional paid-in capital	35,795,586	35,841,364
Retained earnings, substantially restricted	74,956,772	82,111,114
Treasury stock at cost	(31,967,269)	(32,158,074)
Accumulated other comprehensive income, net	630,602	322,277
Total stockholders' equity	79,513,204	86,214,104

Total liabilities and stockholders' equity	$797,245,846	$829,890,635

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009

Interest income:
Interest and fees on loans	$8,971,629	$10,782,733	$38,843,771	$45,211,260
Interest and dividends on investments and deposits	956,429	1,068,842	4,027,268	3,848,639
Total interest income	9,928,058	11,851,575	42,871,039	49,059,899

Interest expense:
Interest on deposits	2,002,600	2,644,057	8,301,551	14,459,345
Interest on borrowings	82,079	270,558	384,161	1,244,664
Interest on junior subordinated notes	81,884	81,710	333,689	389,677
Total interest expense	2,166,563	2,996,325	9,019,401	16,093,686

Net interest income	7,761,495	8,855,250	33,851,638	32,966,213
Provision for credit losses	13,700,000	2,700,000	22,151,787	7,180,000
Net interest income after provision for credit losses	(5,938,505)	6,155,250	11,699,851	25,786,213

Non-interest income:
Fees and service charges	1,665,795	1,899,647	6,864,083	7,377,019
Loan servicing fees	192,315	182,878	747,387	679,673
Gain (loss) on sale of other real estate, net	(596,751)	(39,409)	(523,173)	(200,732)
Gain on sale of mortgage loans	311,169	261,737	1,155,690	1,197,029
Gain on sale of mortgage-backed securities	50,562	-	1,682,453	-
Gain on sale of investment securities	-	-	2,406	917,866
Other income	296,282	221,584	915,022	988,865
Total non-interest income	1,919,372	2,526,437	10,843,868	10,959,720

Non-interest expense:
Compensation and fringe benefits	3,783,196	3,595,642	15,583,817	14,118,842
Federal deposit insurance premiums	289,626	298,510	1,158,544	1,253,627
Premises and equipment	425,962	451,806	1,741,462	1,823,628
Advertising	36,798	23,341	148,380	123,513
Payroll and other taxes	326,526	309,928	1,392,624	1,327,449
Data processing	677,019	623,089	2,576,386	2,452,593
Amortization of intangible assets	145,659	117,268	493,785	488,602
Other	1,053,471	880,283	3,629,836	3,756,547
Total non-interest expense	6,738,257	6,299,867	26,724,834	25,344,801

Income (loss) before income tax expense (benefit)	(10,757,390)	2,381,820	(4,181,115)	11,401,132

Income tax expense (benefit)	(4,259,923)	872,050	(1,801,319)	4,365,296

Net income (loss)	$(6,497,467)	$1,509,770	$(2,379,796)	$7,035,836

Per share data:
Basic earnings (loss) per share	$(0.67)	$0.16	$(0.24)	$0.72
Diluted earnings (loss) per share	$(0.67)	$0.16	$(0.24)	$0.72
Dividends per share	$0.00	$0.20	$0.49	$0.80
Average basic shares outstanding	9,748,948	9,738,475	9,744,870	9,738,225
Average diluted shares outstanding	9,748,948	9,738,475	9,745,047	9,738,244

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$797,246	$811,912	$812,771	$800,608	$829,891	$797,246	$829,891
Loans receivable (net):
Mortgage	$55,450	$53,995	$49,470	$48,379	$51,820	$55,450	$51,820
Commercial	463,155	496,489	502,425	498,525	508,279	463,155	508,279
Consumer	79,469	83,801	83,550	85,502	88,893	79,469	88,893
Leases	8,000	8,095	9,413	9,877	9,664	8,000	9,664
Total	$606,074	$642,380	$644,858	$642,283	$658,656	$606,074	$658,656

Cash and investments	$44,434	$40,815	$34,737	$22,690	$30,045	$44,434	$30,045
Mortgage-backed securities	98,883	87,245	92,559	94,735	97,239	98,883	97,239
Premises and equipment	9,163	9,216	9,240	9,034	8,540	9,163	8,540
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,358	1,299	1,268	1,281	1,279	1,358	1,279

Deposits:
Savings	$24,499	$24,946	$25,155	$24,709	$23,138	$24,499	$23,138
Checking	234,501	237,677	224,950	225,997	224,507	234,501	224,507
Certificates	430,465	433,432	444,435	433,734	440,866	430,465	440,866
Total	$689,465	$696,055	$694,540	$684,440	$688,511	$689,465	$688,511

Borrowings	$11,503	$12,164	$12,665	$12,441	$37,380	$11,503	$37,380
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	79,513	87,293	87,110	85,962	86,214	79,513	86,214

Consolidated earnings summary:
Interest income	$9,928	$10,963	$10,829	$11,151	$11,851	$42,871	$49,060
Interest expense	2,166	2,222	2,258	2,372	2,996	9,019	16,094
Net interest income	7,762	8,741	8,571	8,779	8,855	33,852	32,966
Provision for credit losses	13,700	3,962	2,070	2,420	2,700	22,152	7,180
Noninterest income	1,919	3,400	2,830	2,694	2,527	10,844	10,960
Noninterest expense	6,738	6,745	6,741	6,500	6,300	26,725	25,345
Income tax expense (benefit)	(4,260)	424	1,032	1,003	872	(1,801)	4,365
Net income (loss)	$(6,497)	$1,010	$1,558	$1,550	$1,510	$(2,380)	$7,036

Per Share Data:
Basic earnings (loss) per share	$(0.67)	$0.10	$0.16	$0.16	$0.16	$(0.24)	$0.72
Diluted earnings (loss) per share	$(0.67)	$0.10	$0.16	$0.16	$0.16	$(0.24)	$0.72
Dividends per share	$0.00	$0.09	$0.20	$0.20	$0.20	$0.49	$0.80
Book value per share	$8.15	$8.96	$8.94	$8.82	$8.85	$8.15	$8.85

Average basic shares	9,748,948	9,743,971	9,743,971	9,742,505	9,738,475	9,744,870	9,738,225
Average diluted shares	9,748,948	9,743,971	9,744,679	9,742,505	9,738,550	9,745,047	9,738,244

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	5.51%	5.92%	5.86%	5.99%	6.09%	5.81%	6.13%
Cost of funds	1.24%	1.24%	1.26%	1.32%	1.61%	1.26%	2.09%
Net interest spread	4.30%	4.68%	4.60%	4.67%	4.48%	4.55%	4.04%
Net interest margin on earning assets	4.31%	4.72%	4.64%	4.72%	4.55%	4.59%	4.12%
Earning assets to total assets	87.42%	90.96%	91.13%	91.66%	91.81%	87.42%	91.81%

Return on average assets (annualized)	-3.21%	0.50%	0.77%	0.76%	0.72%	-0.29%	0.81%
Return on average equity (annualized)	-30.31%	4.60%	7.17%	7.13%	6.88%	-2.74%	7.98%
Efficiency ratio	69.52%	55.50%	59.05%	56.59%	55.28%	59.72%	57.63%

Average assets	$810,459	$813,900	$808,266	$811,859	$842,556	$811,742	$866,504
Average earning assets	$720,813	$741,214	$738,645	$744,415	$777,896	$738,073	$800,899
Average equity	$85,746	$87,760	$86,957	$86,897	$87,762	$86,852	$88,129

Equity/Assets	9.97%	10.75%	10.72%	10.74%	10.39%	9.97%	10.39%
Tangible Equity/Assets	9.43%	10.22%	10.18%	10.19%	9.86%	9.43%	9.86%

Asset quality data and ratios:
Nonaccrual loans	$14,293	$14,073	$12,308	$8,578	$5,838	$14,293	$5,838
Nonaccrual Restructured loans	$26,973	$5,156	$5,647	$4,377	$4,343	$26,973	$4,343
Total nonaccrual loans	$41,266	$19,229	$17,955	$12,955	$10,181	$41,266	$10,181
Other real estate owned	$11,616	$8,599	$8,452	$8,383	$10,561	$11,616	$10,561
Total nonperforming assets	$52,882	$27,828	$26,407	$21,338	$20,742	$52,882	$20,742
Performing Restructured Loans	$31,334	$24,298	$14,087	$11,599	$11,612	$31,334	$11,612

Allowance for loan and lease losses	$18,830	$8,611	$7,951	$13,221	$13,504	$18,830	$13,504
Allowance for unfunded loan commitments	$237	$163	$171	$178	$240	$237	$240
Allowance for credit losses	$19,067	$8,774	$8,122	$13,399	$13,744	$19,067	$13,744

Allowance for loan and lease losses to loans	3.01%	1.32%	1.21%	2.01%	2.00%	3.01%	2.00%
Allowance for unfunded loan commitments
to unfunded commitments	0.30%	0.20%	0.20%	0.20%	0.27%	0.30%	0.27%
Allowance for credit losses to loans	3.04%	1.35%	1.24%	2.04%	2.04%	3.04%	2.04%

Net charge-offs (recoveries)	$3,407	$3,310	$7,347	$2,765	$1,543	$16,829	$5,393
Net charge-offs (recoveries) to loans	0.56%	0.52%	1.14%	0.43%	0.23%	2.78%	0.82%
Nonaccrual loans to loans	6.81%	2.99%	2.78%	2.02%	1.55%	6.81%	1.55%
Nonperforming assets to assets	6.63%	3.43%	3.25%	2.67%	2.50%	6.63%	2.50%
Loans to deposits	87.91%	92.29%	92.85%	93.84%	95.66%	87.91%	95.66%
Loans to assets	76.02%	79.12%	79.34%	80.22%	79.37%	76.02%	79.37%
Loans serviced for others	$318,218	$307,395	$299,361	$296,452	$289,324	$318,218	$289,324